CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 30 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 12, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Reports to Shareholders of Colonial Small Cap Value Fund, Variable Series; Colonial Strategic Income Fund, Variable Series; Columbia International Fund, Variable Series (formerly Colonial International Fund for Growth, Variable Series); Liberty All-Star Equity Fund, Variable Series; Liberty Growth & Income Fund, Variable Series (formerly Colonial U.S. Growth & Income Fund, Variable Series); Liberty S&P 500 Index Fund, Variable Series; Liberty Select Value Fund, Variable Series, and Newport Tiger Fund, Variable Series, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants/Auditors and Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 16, 2003